Exhibit 3.33

State of Missouri Robin Carnahan, Secretary of State

Articles of Organization

1.	The name of the limited liability company is:

Austin Eating Disorders Partners, LLC

2.	The purpose(s) for which the limited liability company is organized:

The transaction of any lawful business for which a limited liability company may be organized under the Missouri Limited Liability Company Act, Chapter 347 RSMo.

3.	The name and address of the limited liability company’s registered agent in Missouri is:

M. Mark McCallum 333 Dickson Street, St. Louis MO 63122
Name Address

4.	The management of the limited liability company is: ☒ Manager ☐ Member

5.	The duration (period of existence) for this limited liability company is:

Perpetual

6.	The name(s) and street address(es) of each organizer:

Phillip R. Stanton, 10 S. Broadway, Suite 2000, St. Louis MO 63102

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Phillip Stanton
(Organizer Name)

STATE OF MISSION
SEAL OF THE SECRETARY OF STATE MISSOURI
Jason Kander Secretary of State
CERTIFICATE OF AMENDED ARTICLES OF ORGANIZATION
WHEREAS
Austin Eating Disorders Partners, LLC LC0831724
filed its amended Articles of Organization with this office and WHEREAS that filing was found to conform to the Missouri Limited Liability Company Act;
NOW, THEREFORE, I, JASON KANDER, Secretary of State of the State of Missouri, by virtue of authority vested in me by law do hereby certify and declare that the above entity’s Articles of Organization are amended.
IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 9th day of February, 2015.
THE GREAT SEAL OF THE STATE OF MISSOURI
MDCCCXX
JASON KANDER
Secretary of State
SOS #30 (01-2013)

State of Missouri
Jason Kander, Secretary of State
Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #:	LC0831724

1.	The current name of the limited liability company is:	Austin Eating Disorders Partners, LLC

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:
(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	02/01/2015
Month/Day/Year

4.	The articles of organization are hereby amended as follows:

The limited liability company is member-managed.

5.	(Check if applicable) This amendment is required to be filed because:

	☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

	☒	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

	☐	a change in the name of the limited liability company.

	☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

	☐	adding a series under section 347.039 RSMo. (Form LLC 1A must be attached.)

6.	This amendment is (check either or both):

	☐	authorized under the operating agreement

	☒	required to be filed under the provisions of RSMo Chapter 347

(Please see next page)

Name and address to return filed document:

Name:

Address:

City, States and Zip Code:

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Christopher L. Howard	Christopher L. Howard	2/9/15
Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date